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                                                                     EXHIBIT 3.1


                AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                      OF
                       MICROELECTRONIC PACKAGING, INC.,
                           a California Corporation



      The undersigned Andrew Wrobel and Warren T. Lazarow hereby certify that:

      ONE: They are the duly elected and acting President and Assistant Secretary, respectively, of said corporation.

      TWO: The Amended and Restated Articles of Incorporation of said corporation shall be amended and restated to read in full as follows:


                                 ARTICLE I.
                                 ----------

      The name of the corporation (herein called the "Corporation") is MICROELECTRONIC PACKAGING, INC.


                                 ARTICLE II.
                                 -----------

      The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.


                                 ARTICLE III.
                                 ------------

      A.  Class of Stock.  The Corporation is authorized to issue two classes of
          --------------
stock to be designated, respectively, "Common Stock," no par value and "Preferred Stock," no par value. The total number of shares that the Corporation is authorized to issue is sixty million (60,000,000) shares. Fifty million (50,000,000) shares shall be Common Stock and ten million (10,000,000) shares shall be Preferred Stock.

      B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.


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      C.  Rights and Restrictions of Common Stock. The Common Stock authorized
          ---------------------------------------
by this Amended and Restated Articles of Incorporation shall have the rights and restrictions as follows:

      1.  Dividend Rights.  The holders of the Common Stock shall be entitled to
          ---------------
receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

      2.  Liquidation Rights.  In the event of any voluntary or involuntary
          ------------------
liquidation, dissolution or winding up of the Corporation, the holders of shares of the Common Stock shall be entitled to receive all of the assets of the Corporation available for distribution to its shareholders, ratably in proportion to the number of shares of the Common Stock held by them.

      3.  Redemption.  The Common Stock is not redeemable.
          ----------

      4.  Voting Rights. The holders of shares of Common Stock shall be entitled
          -------------
to vote on all matters at all meetings of the shareholders of the Corporation and shall be entitled to one vote for each share of Common Stock entitled to vote at such meeting.


                                  ARTICLE IV.
                                  -----------

      Except as otherwise provided in this Amended and Restated Articles of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.



                                  ARTICLE V.
                                  ----------

      The number of directors of the Corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the shareholders of the Corporation.


                                  ARTICLE VI.
                                  -----------

      Elections of directors need not be by ballot unless a shareholder demands election by ballot at a meeting of shareholders and before the voting begins or unless the Bylaws of the Corporation shall so provide.


                                 ARTICLE VII.
                                 ------------

      Meetings of shareholders may be held within or without the State of California, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of California at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                       2
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                                 ARTICLE VIII.
                                 -------------

      A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the California General Corporation Law. Any repeal or modification of this Article VIII by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


                                  ARTICLE IX.
                                  -----------

      The Corporation is authorized to indemnify the directors and officers of the Corporation to the fullest extent permissible under California law.


                                  ARTICLE X.
                                  ----------

      The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.


                                 *  *  *

      THREE: The foregoing amendment and restatement has been approved by the Board of Directors of said Corporation.

      FOUR:   The foregoing amendment and restatement was approved by the holders of the requisite number of shares of said Corporation in accordance with Sections 902 and 903 of the California General Corporation Law; the total number of outstanding shares of the only class entitled to vote with respect to the foregoing amendment was 10,793,279 shares of Common Stock. The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock.

                                       3
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      IN WITNESS WHEREOF, the undersigned has executed this certificate on March
4, 1998.
-


                                                      /s/ A. Wrobel
                                           ------------------------------------
                                           Andrew Wrobel, President



                                                      /s/ W. Lazarow
                                           ------------------------------------
                                           Warren T. Lazarow,
                                           Assistant Secretary

                                       4
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      The undersigned certify under penalty of perjury that they have read the foregoing Amended and Restated Articles of Incorporation and know the contents thereof, and the statements therein are true.

      Executed at San Diego, California, on  March 4, 1998.
                                             -------



                                                      /s/ A. Wrobel
                                           -------------------------------------
                                           Andrew Wrobel



                                                      /s/ W. Lazarow
                                           -------------------------------------
                                           Warren T. Lazarow

                                       5